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                                                                    Exhibit 10.2

                                 PROMISSORY NOTE

$1,360,000.00                                                   Edina, Minnesota
                                                                     May 3, 2004

      FOR VALUE RECEIVED, the undersigned, WSI Industries, Inc., a Minnesota corporation ("Borrower"), promises to pay to the order of Excel Bank Minnesota ("Lender"), a banking institution organized and existing under the laws of Minnesota, at 50 South Sixth Street, Suite 1000, Minneapolis MN 55402 or at any other place designated from time to time by the holder hereof, in lawful money of the United States of America, pursuant to the terms hereof, the principal sum of One Million Three Hundred and Sixty Thousand and 00/100 ($1,360,000.00) Dollars, together with interest (computed on the basis of the actual number of days that have elapsed in a 360-day year) on the principal amount of this Note outstanding from time to time at the initial rate of interest of five and thirty-seven one hundredths (5.37%) percent per annum.

      Such rate of interest shall be adjusted on May 3, 2009 ("Change Date"), at which time the rate of interest shall be adjusted to two and one half (2.50%) percent above the monthly yield on United States Treasury Securities adjusted to a constant maturity of five (5) years as published in the most recent publication of the Federal Reserve Board's Statistical Release H.15(519) ("Index"). If such Index is no longer published or is not otherwise available, the holder hereof may designate a reasonable alternative, which shall thereafter serve as the Index hereunder. On the Change Date, the Lender shall calculate the new interest rate by adding two and one half (2.50) percentage points to the Index rate. Thereafter, such new interest rate shall be the interest rate under the Note.

      Said principal and interest shall be paid in monthly installments of not less than $8,307.00 commencing on June 1, 2004 and continuing monthly thereafter on the first (1st) day of each and every month until the Change Date, at which time the monthly payments hereunder shall be adjusted such that said payments are sufficient to amortize the entire outstanding balance originally due hereunder, based on an assumed twenty-five (25) year amortization beginning on the date hereof and based on the new rate of interest. Said monthly payments in such new amount shall continue each and every month until May 1, 2014, at which time the entire remaining balance due and owing hereunder, including all principal and accrued but unpaid interest, shall be due and payable in full.

      Payments hereunder shall be applied first to accrued but unpaid interest, and then to principal.

      This Note is secured in part by a Mortgage and Security Agreement and Fixture Financing Statement upon certain real property located in Wright County, Minnesota, and is made in conjunction with a Loan Agreement and related documents of even date herewith.

      If any installment hereof is not paid within five (5) days of the date when due, or if the undersigned shall fail to perform or observe any obligation binding upon the undersigned under any mortgage or security instrument securing this Note and is not cured within applicable grace periods

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or under any other agreement between the undersigned and the holder hereof and is not cured within applicable grace periods, or if any default or event of default shall occur under any such agreement, then (in any such event) the holder hereof may, at its option, declare the entire principal balance then remaining unpaid on this Note to be immediately due and payable, and the same shall thereupon be immediately due and payable, together with all interest accrued hereon, without notice or demand.

      Notwithstanding anything to the contrary herein, during the continuance of any event or condition of default hereunder or under any contract, agreement, obligation or liability of the undersigned in favor of the Lender, Lender, at its option, may if permitted under applicable law, and after any applicable notice or cure period, increase the variable rate of interest on this Note to two (2.00) percentage points over and above the otherwise applicable rate under this Note. Under no circumstances shall the rate of interest hereunder exceed the maximum rate permitted by law.

      If any installment hereunder or other payment due to the Lender is paid more than ten (10) days after its due date, the undersigned shall owe to the Lender the sum of five (5.00%) percent of the scheduled installment or payment or Five and 00/100 ($5.00) Dollars, whichever is greater.

      The Borrower may prepay the Note provided that any additional principal payments beyond the regularly scheduled payment amounts shall be subject to a prepayment premium of one (1.00%) percent of principal prepaid. Notwithstanding the foregoing to the contrary, Borrower may prepay up to an additional ten (10.00%) percent of the outstanding principal balance of the Note in each calendar year, without penalty. Notwithstanding the foregoing, the prepayment premium shall be waived by the holder of this Note, in the event that prepayment of this Note in full is tendered to the holder within the sixty (60) days immediately preceding the Change Date.

      To the extent permitted by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid.

      Presentment or other demand for payment, notice of dishonor and protest are hereby expressly waived.

                                         WSI INDUSTRIES, INC., a Minnesota
                                         corporation

                                         By:  /s/  Paul D. Sheely
                                              ----------------------------------
                                              Paul D. Sheely
                                         Its: Chief Financial Officer

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